Exhibit 2

NIS GROUP CO., LTD. (8571)
Monthly Data for January 2007
The figures herein are based on Japanese GAAP, are unaudited and may be subject to revision.

NIS Group’s Main Operating Assets

(amount in thousands of yen)
	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Total assets for SMEs	198,480,786	203,556,150	216,686,054	226,950,655	224,336,530	238,889,338	245,294,890	244,854,154	257,020,573	253,648,609

* Assets for SMEs are the sum of the assets below less total loans to consumers, purchased loans receivable, real estate for sale and assets held for Nissin Leasing (China).

	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Total number of accounts	81,438	80,899	80,153	79,355	78,717	75,768	75,217	74,541	73,945	73,126
Total loans to business owners	44,739	44,464	44,055	43,777	43,590	42,132	41,972	41,709	41,636	41,270
Business Assist (Small business owner loans)	24,485	24,337	24,159	24,025	23,907	23,198	22,944	22,725	22,536	22,294
Business Timely loans	17,179	17,206	17,114	17,145	17,121	16,336	16,318	16,258	16,259	16,225
Secured loans	701	723	753	758	778	779	801	804	823	843
Notes receivable	2,374	2,198	2,031	1,849	1,784	1,819	1,909	1,922	2,018	1,908
Total loans to consumers	36,699	36,435	36,096	35,578	35,127	33,636	33,245	32,832	32,309	31,856
Smart Assist (Wide loans)	27,321	26,976	26,592	26,164	25,763	25,014	24,614	24,232	23,816	23,473
First Plan (Consumer loans)	9,378	9,459	9,504	9,414	9,364	8,622	8,631	8,600	8,493	8,383

(amount in thousands of yen)
	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Total loans receivable	220,621,130	225,335,500	237,107,375	246,111,628	242,023,268	254,200,835	260,113,778	259,104,291	269,655,360	266,596,418
Total loans to business owners	177,207,008	182,453,046	192,963,004	204,374,032	201,003,557	214,998,536	221,755,652	221,358,344	232,535,274	230,006,410
Business Assist (Small business owner loans)	64,835,006	64,215,134	64,282,372	64,487,679	65,022,681	64,425,224	63,309,912	62,151,655	61,732,244	60,699,691
Business Timely loans	25,394,619	25,715,112	25,757,876	25,850,363	25,908,932	24,918,988	25,024,242	25,032,467	24,945,892	24,939,064
Secured Loans	84,794,557	90,579,435	103,020,721	112,396,163	108,407,227	123,971,120	131,577,997	132,238,475	143,726,439	142,388,731
Notes receivable	2,182,825	1,943,364	1,802,034	1,639,826	1,664,715	1,683,202	1,843,499	1,935,746	2,130,698	1,978,923
Total loans to consumers	43,414,122	42,882,454	42,244,370	41,737,595	41,019,710	39,202,298	38,358,126	37,745,946	37,120,085	36,590,007
Smart Assist (Wide loans)	40,412,835	39,854,879	39,211,996	38,755,652	38,064,488	36,477,650	35,663,401	35,080,081	34,510,657	34,043,329
First Plan (Consumer loans)	3,001,286	3,027,574	3,032,374	2,981,943	2,955,221	2,724,648	2,694,724	2,665,865	2,609,428	2,546,677

* Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.
* Product names were changed from October 1, 2006.
* Starting from January 2007, secured loans receivable include loans receivable, which have been removed from the balance sheet due to liquidation.

(amount in thousands of yen)
	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Assets held for leases and installment loans	9,453,524	9,239,140	9,562,155	9,993,409	10,558,509	10,981,486	11,018,843	10,827,398	11,654,459	10,914,523

* Assets held for leases and installment loans are mainly assets of NIS Lease Co., Ltd.
* Installment loans represent the amounts of total installment loans less the amounts of unrealized revenue from installment loans.

	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Purchased loans receivable and real estate for sale in loan servicing	30,058,095	30,156,162	30,578,222	31,464,057	31,300,294	39,664,628	46,174,637	47,152,548	52,705,723	53,392,172

* Purchased loans receivable and real estate for sale are mainly assets of Nissin Servicer Co., Ltd.

(amount in thousands of yen)
	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Main guaranteed borrowings outstanding	11,820,000	11,863,000	12,260,000	12,583,000	12,774,000	12,909,000	12,520,000	12,668,000	12,830,000	12,727,000
Sanyo Club	6,926,000	7,019,000	7,133,000	7,257,000	7,349,000	7,458,000	7,564,000	7,539,000	7,548,000	7,560,000
Shinsei Business Finance	3,043,000	2,976,000	2,893,000	2,833,000	2,767,000	2,634,000	2,462,000	2,324,000	2,237,000	2,114,000
Chuo Mitsui Finance Service	744,000	831,000	1,244,000	1,339,000	1,351,000	1,518,000	1,742,000	1,964,000	2,024,000	2,073,000
Accounts receivable guaranteed	1,105,000	1,036,000	989,000	1,152,000	1,305,000	1,298,000	750,000	839,000	1,020,000	978,000

* Amounts for guaranteed borrowings outstanding include accrued interest and are rounded down to the nearest million yen.
* Starting from October 2006, the amounts for accounts receivable guaranteed do not include the last day of the guarantee contract period at the end of the month.

(amount in millions of yuan)
	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Nissin Leasing (China)’s consolidated operating assets	—	—	—	—	—	—	—	—	—	286

* The balance sheet date of Nissin Leasing (China) is the end of December.
* As of January 31, 2007: 1 yuan=15.63 yen

Trend in Number of Applications, Number of Approvals and Approval Ratio by Product

	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07	Total
Business Assist (Small business owner loans)
Applications	1,277	1,436	1,328	1,513	1,584	1,401	1,456	1,316	1,535	1,270			14,116
Approvals	252	270	288	270	291	219	249	214	298	213			2,564
Approval ratio	19.73%	18.80%	21.69%	17.85%	18.37%	15.63%	17.10%	16.26%	19.41%	16.77%			18.16%
Business Timely loans
Applications	1,471	1,348	1,239	1,214	1,251	1,175	1,133	1,092	1,217	1,082			12,222
Approvals	1,018	925	866	838	766	765	608	596	662	557			7,601
Approval ratio	69.20%	68.62%	69.90%	69.03%	61.23%	65.11%	53.66%	54.58%	54.40%	51.48%			62.19%
Secured loans
Applications	167	162	164	194	265	234	216	203	219	170			1,994
Approvals	57	55	64	39	66	52	68	55	58	47			561
Approval ratio	34.13%	33.95%	39.02%	20.10%	24.91%	22.22%	31.48%	27.09%	26.48%	27.65%			28.13%
Notes receivable
Applications	42	71	79	63	41	65	41	41	53	54			550
Approvals	33	50	56	23	31	42	26	30	41	35			367
Approval ratio	78.57%	70.42%	70.89%	36.51%	75.61%	64.62%	63.41%	73.17%	77.36%	64.81%			66.73%
Smart Assist (Wide loans)
Applications	4,485	5,896	4,099	3,982	4,783	3,513	4,405	4,160	3,237	4,165			42,725
Approvals	259	274	259	213	228	186	228	208	259	242			2,356
Approval ratio	5.77%	4.65%	6.32%	5.35%	4.77%	5.29%	5.18%	5.00%	8.00%	5.81%			5.51%
First Plan (Consumer loans)
Applications	1,305	2,029	2,321	2,379	2,023	2,166	2,811	2,200	1,860	2,097			21,191
Approvals	349	355	349	305	181	196	206	178	114	88			2,321
Approval ratio	26.74%	17.50%	15.04%	12.82%	8.95%	9.05%	7.33%	8.09%	6.13%	4.20%			10.95%

*	Figures are on a non-consolidated basis, and exclude business results of Aprek Co., Ltd.

*	The figures include applications and approvals through tie-up companies.

*	The number of approvals of Business Timely and First Plan (Consumer loans) includes the number of approved cardholders, which includes credit lines with zero balance.

*	Product names were changed from October 1, 2006.

Newly Contracted Accounts and Loan Amounts by Application Channel

January 2006	(amount in thousands of yen)

	Business Assist								Smart Assist		First Plan
	(Small business owner loans)		Business Timely loans		Secured loans		Notes receivable		(Wide loans)		(Consumer loans)		Total
	Number of		Number of		Number of		Number of		Number of		Number of		Number of
Application channel	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount
OEM channels	48	182,950	179	204,389	1	5,000	—	—	—	—	17	5,547	245	397,887
Other	224	1,628,350	346	490,998	28	3,104,200	26	49,653	266	775,200	325	86,886	1,215	6,135,289

Total	272	1,811,300	525	695,388	29	3,109,200	26	49,653	266	775,200	342	92,434	1,460	6,533,176

January 2007												(amount in thousands of yen)
	Business Assist								Smart Assist		First Plan
	(Small business owner loans)		Business Timely loans		Secured loans		Notes receivable		(Wide loans)		(Consumer loans)		Total
	Number of		Number of		Number of		Number of		Number of		Number of		Number of
Application channel	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount
OEM channels	27	108,200	96	110,911	1	2,000	—	—	1	2,500	13	3,000	138	226,611
Other	186	1,443,051	214	294,992	46	8,225,308	35	41,729	241	770,700	58	17,244	780	10,793,025

Total	213	1,551,251	310	405,903	47	8,227,308	35	41,729	242	773,200	71	20,244	918	11,019,636

Month-End Number of Accounts and Balance of Loans Receivable by Application Channel

January 2006												(amount in thousands of yen)
	Business Assist								Smart Assist		First Plan
	(Small business owner loans)		Business Timely loans		Secured loans		Notes receivable		(Wide loans)		(Consumer loans)		Total
	Number of		Number of		Number of		Number of		Number of		Number of		Number of
Application channel	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount
OEM channels	1,838	5,636,081	5,610	9,541,149	12	66,754	1	1,890	11	20,644	1,214	368,827	8,686	15,635,345
Other	21,220	54,691,819	12,242	15,974,373	480	66,764,883	111	199,176	28,446	41,924,935	8,615	2,757,399	71,114	182,312,587

Total	23,058	60,327,901	17,852	25,515,522	492	66,831,637	112	201,066	28,457	41,945,579	9,829	3,126,226	79,800	197,947,933

January 2007												(amount in thousands of yen)
	Business Assist								Smart Assist		First Plan
	(Small business owner loans)		Business Timely loans		Secured loans		Notes receivable		(Wide loans)		(Consumer loans)		Total
	Number of		Number of		Number of		Number of		Number of		Number of		Number of
Application channel	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount
OEM channels	1,778	4,812,751	5,614	10,356,973	15	76,479	3	4,608	12	21,941	1,026	275,949	8,448	15,548,705
Other	17,979	45,071,346	10,611	14,582,091	694	135,281,655	140	231,777	23,461	34,021,387	7,357	2,270,727	60,242	231,458,986

Total	19,757	49,884,098	16,225	24,939,064	709	135,358,135	143	236,385	23,473	34,043,329	8,383	2,546,677	68,690	247,007,691

*	Figures are on a non-consolidated basis, and exclude business results of Aprek Co., Ltd.

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

*	“OEM channels” represent referrals from Sanyo Club Co., Ltd., Shinsei Business Finance Co., Ltd., Gulliver International Co., Ltd., USEN Partner Service, Inc. and Chuo Mitsui Finance Service Co., Ltd.

*	Product names were changed from October 1, 2006.

*	Starting from January 2007, secured loans receivable include loans receivable, which have been removed from the balance sheet due to liquidation.

Delinquent Loans by Default Days as of January 31, 2005, 2006 and 2007

January 31, 2005	(amount in thousands of yen)

	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total
	Amount	%	Amount	%	Amount	%	Amount	%	Loans receivable
Business Assist (Small business owner loans)	567,954	0.97	461,867	0.79	2,365,956	4.05	3,395,778	5.81	58,454,264
Business Timely loans	186,794	0.90	132,896	0.64	380,330	1.84	700,022	3.38	20,687,725
Secured loans	292,585	2.21	86,810	0.65	142,665	1.08	522,061	3.94	13,257,213
Notes receivable	—	—	3,725	2.46	22,456	14.85	26,181	17.31	151,226
Smart Assist (Wide loans)	449,489	0.91	322,805	0.65	1,728,165	3.50	2,500,460	5.06	49,412,712
First Plan (Consumer loans)	36,961	1.31	29,566	1.05	52,883	1.87	119,411	4.23	2,824,746

Total	1,533,785	1.06	1,037,671	0.72	4,692,457	3.24	7,263,914	5.02	144,787,889

January 31, 2006	(amount in thousands of yen)

	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total
	Amount	%	Amount	%	Amount	%	Amount	%	Loans receivable
Business Assist (Small business owner loans)	435,980	0.72	415,498	0.69	2,687,293	4.45	3,538,772	5.87	60,327,901
Business Timely loans	225,101	0.88	191,763	0.75	460,391	1.80	877,256	3.44	25,515,522
Secured loans	17,219	0.03	10,209	0.02	134,035	0.20	161,463	0.24	66,831,637
Notes receivable	—	—	—	—	19,236	9.57	19,236	9.57	201,066
Smart Assist (Wide loans)	312,390	0.74	187,405	0.45	1,304,479	3.11	1,804,275	4.30	41,945,579
First Plan (Consumer loans)	52,813	1.69	39,393	1.26	79,195	2.53	171,401	5.48	3,126,226

Total	1,043,505	0.53	844,270	0.43	4,684,631	2.37	6,572,406	3.32	197,947,933

January 31, 2007	(amount in thousands of yen)

	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total
	Amount	%	Amount	%	Amount	%	Amount	%	Loans receivable
Business Assist (Small business owner loans)	898,518	1.80	659,790	1.32	4,481,362	8.98	6,039,671	12.11	49,884,098
Business Timely loans	322,585	1.29	311,060	1.25	813,942	3.26	1,447,588	5.80	24,939,064
Secured loans	175,616	0.13	44,673	0.03	986,050	0.73	1,206,340	0.89	135,358,135
Notes receivable	—	—	—	—	42,469	17.97	42,469	17.97	236,385
Smart Assist (Wide loans)	433,699	1.27	282,543	0.83	1,534,549	4.51	2,250,792	6.61	34,043,329
First Plan (Consumer loans)	70,745	2.78	37,045	1.45	120,440	4.73	228,230	8.96	2,546,677

Total	1,901,165	0.77	1,335,114	0.54	7,978,814	3.23	11,215,094	4.54	247,007,691

*	Figures are on a non-consolidated basis, and exclude business results of Aprek Co., Ltd.

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

*	Product names were changed from October 1, 2006.

*	Starting from January 2007, secured loans receivable include loans receivable, which have been removed from the balance sheet due to liquidation.

Month-End Breakdown of Borrowings and Borrowing Rates

Breakdown of borrowings by lender	(amount in millions of yen)
	January 2006		January 2007		March 2006
	Balance	Ratio	Balance	Ratio	Balance	Ratio
Indirect	128,367	70.59%	153,055	56.91%	131,521	62.03%
Bank	109,550	60.24%	97,426	36.23%	112,947	53.27%
Non-life insurance companies	1,632	0.90%	3,295	1.23%	1,982	0.93%
Other financial institutions (including securities companies)	17,185	9.45%	52,333	19.45%	16,593	7.83%
Direct**	53,488	29.41%	115,886	43.09%	80,492	37.97%

Total	181,854	100.00%	268,941	100.00%	212,013	100.00%

Borrowings by maturity	(amount in millions of yen)
	January 2006		January 2007		March 2006
	Balance	Ratio	Balance	Ratio	Balance	Ratio
Short-term borrowings	44,300	24.36%	77,825	28.94%	49,700	23.44%
Long-term borrowings**	137,554	75.64%	191,116	71.06%	162,313	76.56%
Long-term borrowings within 1 year	53,637	29.49%	70,084	26.06%	59,603	28.11%
Long-term borrowings over 1 year	83,917	46.15%	121,031	45.00%	102,710	48.45%

Total	181,854	100.00%	268,941	100.00%	212,013	100.00%

Borrowing rates			%
	January 2006	January 2007	March 2006
Indirect	1.54	1.65	1.46
Bank	1.52	1.55	1.45
Non-life insurance companies	2.05	1.54	1.84
Other financial institutions (including securities companies)	1.58	1.84	1.46
Direct**	1.83	1.29	0.90

Total	1.33	1.49	1.28

* Figures are on a non-consolidated basis, and exclude business results of consolidated subsidiaries.
** Figures include ¥3.38 billion procured by the liquidation of loans receivable.

List of Main Investment Securities Held by Group Companies
As of January 31, 2007
(amount in yen)

			Book value		Market price
Listed Companies	Code	# of shares	per share	Book value	per share	Market value	Difference
Venture Link Co., Ltd.	9609	12,285,400	200	2,457,080,000	252	3,095,920,800	638,840,800
Xinhua Finance Ltd.	9399	114,717	63,281	7,259,474,257	66,200	7,594,265,400	334,791,143
Raccoon Co., Ltd.	3031	500	17,204	8,602,428	412,000	206,000,000	197,397,572
Tosei Corporation	8923	1,500	82,176	123,264,000	139,000	208,500,000	85,236,000
Riskmonster.com	3768	2,500	117,847	294,619,450	149,000	372,500,000	77,880,550
Info Mart Corporation	2492	165	119,894	19,782,566	417,000	68,805,000	49,022,434
The Tokushima Bank Ltd.	8561	122,971	592	72,895,869	767	94,318,757	21,422,888
Fujitsu Business Systems Ltd.	8092	17,300	1,401	24,237,300	1,765	30,534,500	6,297,200
Gamepot Inc.	3792	30	24,335	730,050	151,000	4,530,000	3,799,950
IDU Co.	8922	5,200	198,758	1,033,544,000	199,000	1,034,800,000	1,256,000
The Bank of Kochi, Ltd.	8416	60,000	229	13,740,000	236	14,160,000	420,000
SOFTBANK CORP.	9984	400	2,445	978,000	2,825	1,130,000	152,000
Tenpos Busters Co., Ltd.	2751	496	136,742	67,824,245	126,000	62,496,000	(5,328,245)
Shinsei Bank Ltd.	8303	100,000	739	73,939,500	662	66,200,000	(7,739,500)
Aeria Inc.	3758	90	501,866	45,168,000	296,000	26,640,000	(18,528,000)
KOSAIDO Co., Ltd.	7868	1,887,000	1,060	2,000,220,000	721	1,360,527,000	(639,693,000)
Shinyei Kaisha	3004	7,275,000	400	2,912,774,646	243	1,767,825,000	(1,144,949,646)
Others		30,922		12,036,739		22,765,597	10,728,858

Total				16,420,911,050		16,031,918,054	(388,992,996)

Non-listed Companies and Others				Book value
174 companies				11,632,025,209

*	Deemed securities are included.